Exhibit 99.1

Avalo Therapeutics Announces Appointment of Dr. Mittie Doyle as Chief Medical Officer

WAYNE, PA and ROCKVILLE, MD, July 16, 2024 – Avalo Therapeutics, Inc. (Nasdaq: AVTX) today announced that Mittie Doyle, MD, FACR has joined the Company as its Chief Medical Officer.

“We are thrilled to have Mittie join and grow our leadership team at an exciting time as we prepare to initiate our Phase 2 LOTUS Trial in patients with hidradenitis suppurativa. Mittie brings to Avalo a strong combination of drug development experience through all stages of development and exceptional expertise in immunology, rheumatology and dermatology,” said Garry A. Neil, MD, CEO and Chairman of the Board at Avalo. “Her leadership guided by her robust experience will be invaluable to the company as we progress AVTX-009 in hidradenitis suppurativa and plan for the asset’s development in additional inflammatory conditions.”

Dr. Doyle is a proven research physician who brings over 20 years of experience in the pharmaceutical/biotech industry and has held numerous leadership roles in clinical development. Dr. Doyle joins Avalo from Aro Biotherapeutics where she served as Chief Medical Officer since 2021. Dr. Doyle currently serves on the Board of Directors of Santa Ana Bio, and she previously served on the Board of Directors of DICE Therapeutics, until it was acquired by Eli Lilly and Company. Prior to serving as Chief Medical Officer of Aro Biotherapeutics, Dr. Doyle was Vice President, Global Therapeutic Area Head, Immunology at CSL Behring. Dr. Doyle has held senior level roles at Shire Pharmaceuticals, Flexion Therapeutics and Alexion Pharmaceuticals. During her career, she has advanced assets across a broad range of immune-mediated and orphan diseases and led teams with responsibilities for design and execution of first-in-human through Phase 2 and 3 trials, resulting in several global regulatory approvals. Dr. Doyle received her BA magna cum laude from Princeton University in Romance Languages and her MD cum laude from Yale Medical School. She completed her postdoctoral training at Harvard Medical School including residency in Internal Medicine at Massachusetts General Hospital and clinical/research fellowship in Rheumatology and Immunology at Brigham and Women’s Hospital.

“I am honored to join the leadership team at this important time for Avalo. Hidradenitis suppurativa is a disease that can significantly impact quality of life and there is a large unmet need for patients suffering from it. I believe AVTX-009 has the potential to become a best-in-class and best-in-disease treatment and I’m eager and focused on executing the Phase 2 LOTUS Trial as an important next step to realize that potential,” said Dr. Doyle. “AVTX-009 has broad potential to help patients suffering from of a number of inflammatory conditions and I am looking forward to initiating additional trials in new indications with the ultimate goal to improve the quality of life for these patients.”

Notice of Issuance of Inducement Grants
In connection with the appointment of Dr. Doyle and in accordance with the terms of her employment agreement with Avalo, Avalo’s Board of Directors approved the grant to Dr. Doyle of a non-qualified stock option awarded to purchase 234,000 shares of its common stock, vesting over four (4) years, with a twelve-month cliff, such that the first 25% will vest on the first anniversary following Dr. Doyle’s start date with Avalo, and the remainder will vest in equal monthly installments over the following three (3) years, in each case, subject to continued employment with Avalo through the applicable vesting date. The stock option was granted on Dr. Doyle’s start date of July 15, 2024 as an inducement material to Dr. Doyle becoming an employee of Avalo in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price equal to the closing price of Avalo’s common stock on The Nasdaq Capital Market on July 15, 2024. The option is subject to the terms and conditions of the stock option agreement covering the grant.

About Avalo Therapeutics
Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β mAb, targeting inflammatory diseases. Avalo also has two additional product candidates which include quisovalimab (anti-LIGHT mAb) and AVTX-008 (BTLA agonist fusion protein). For more information about Avalo, please visit www.avalotx.com.

About AVTX-009
AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a central driver in the inflammatory process. Overproduction or dysregulation of IL-1β is implicated in many autoimmune and inflammatory diseases. IL-1β is a major, validated target for therapeutic intervention. There is evidence that inhibition of IL-1β could be effective in hidradenitis suppurativa and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology.

About the LOTUS Trial
The LOTUS Trial is a randomized, double-blind, placebo-controlled, parallel-group Phase 2 trial with two AVTX-009 dose regimens to evaluate the efficacy and safety of AVTX-009 in approximately 180 adults with moderate to severe hidradenitis suppurativa. The primary efficacy endpoint is the proportion of subjects achieving Hidradenitis Suppurativa Clinical Response (HiSCR75) at Week 16. Subjects will be randomized (1:1:1) to receive either one of two doses of AVTX-009 or placebo.

About Hidradenitis Suppurativa
Hidradenitis suppurativa (HS) is a chronic inflammatory skin condition characterized by painful nodules, abscesses, and tunnels that form in areas of the body such as the armpits, groin, and buttocks, severely impacting the quality of life of affected individuals.1 HS is often underdiagnosed or misdiagnosed and therefore estimates of HS vary between 0.2-1.7% of the population worldwide.2-5 The exact cause of HS is not fully understood but is believed to involve a combination of genetic, hormonal, and environmental factors. While advances in treatment have been made, limited treatment options are available. IL-1β plays a crucial role in the inflammatory cascade underlying HS, contributing to tissue damage, inflammation, and disease progression. Given the involvement of IL-1β in the inflammatory process of HS, we believe therapies that target IL-1β offer a potential treatment option for HS.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: reliance on key personnel; drug development costs; timing of trial results and other risks, including reliance on investigators and enrollment of patients in clinical trials; regulatory risks; integration of AVTX-009 into our operations; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

References
1Patel ZS et al. Curr Pain Headache Rep. 2017;21(12):49.
2Egeberg A, et al. JAMA Dermatol 2016;152:429–34
3Phan K, et al Biomed Dermatol 2020; 4: 2-6
4Jfri, A, et al. JAMA Dermatol. 2021;157(8):924-31
5Nguyen TV, et al. J Eur Acad Dermatol Venereol. 2021;35(1):50-61

For media and investor inquiries:
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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